Exhibit 99.1

New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Richard D. Truesdell, Jr.

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4674 tel 212 701 5674 fax richard.truesdell@davispolk.com

January 27, 2014

Re:	Markit Ltd. Registration Statement on Form F-1
Application for Waiver of Requirements of Form 20-F, Item 8.A.4

Division of Corporation Finance

Office of the Chief Accountant

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Ladies and Gentlemen:

Our client, Markit Ltd., an exempted company incorporated under the laws of Bermuda (the “Company”), has, on the date hereof, confidentially submitted to the Securities and Exchange Commission (the “Commission”) its Registration Statement on Form F-1 (the “Registration Statement”) relating to a proposed initial public offering (“IPO”) of the Company’s common shares. This letter, which respectfully requests a waiver of the requirements of Item 8.A.4 of Form 20-F, is submitted as Exhibit 99.1 to the Registration Statement.

The Registration Statement at the time of initial confidential submission will contain audited financial statements for the two years ended December 31, 2011 and 2012, and unaudited interim financial statements for the six months ended June 30, 2012 and 2013, in each case prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Item 8.A.4 of Form 20-F, which is applicable to the Registration Statement pursuant to Item 4(a) of Form F-1, states that because this is the Company’s IPO, the Registration Statement must include audited financial statements of a date not older than 12 months unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

Instruction 2 to Item 8.A.4 of Form 20-F provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the Staff’s 2004 release entitled International Reporting and

Division of Corporation Finance Office of the Chief Accountant	January 27, 2014

Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm), Section III.B.c, in which the Staff notes:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.” (emphasis added)

We hereby respectfully request that the Staff of the Commission waive the requirement of Item 8.A.4 of Form 20-F applicable to the Registration Statement. In connection with this request, we, as counsel to the Company, represent to the Commission that:

1.	The Company is not currently a public reporting company in any other jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States to file any consolidated financial statements, audited under any generally accepted auditing standards, for any period.

3.	Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that its audited financial statements for the year ended December 31, 2013, will be available until mid- to late-February 2014.

5.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

Please do not hesitate to contact me at (212) 450-4674, (212) 701-5674 (fax) or richard.truesdell@davispolk.com if you have any questions regarding the foregoing or if I can provide any additional information.

Very truly yours,

/s/ Richard D. Truesdell, Jr.

cc:	Mr. Jeff Gooch, Chief Financial Officer,
Mr. Paul Harris, Managing Director & Group
Finance Director, and
Mr. Adam Kansler, Chief Administrative Officer
Markit Ltd.

2